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                                                                    EXHIBIT 4.15

                AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT

                  This Amendment to Amended and Restated Trust Agreement (the "Amendment") is made as of December 17, 1999 by the Administrative Trustees of the trust created under that certain Amended and Restated Declaration of Trust described below.

                                   WITNESSETH

                  WHEREAS, Olympia Financial Corp., formerly known as ONBANCorp, Inc. (the "Sponsor"), The Bank of New York, as property trustee, (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") previously entered into an Amended and Restated Declaration of Trust of OnBank Capital Trust I dated as of February 4, 1997 (the "Trust Declaration"); and

                  WHEREAS, ONBANCorp, Inc. has been merged with and into Olympia Financial Corp., a wholly owned subsidiary of M&T Bank Corporation, a New York corporation; and

                  WHEREAS, the Administrative Trustees of the Trust have changed the name of the Trust from "OnBank Capital Trust I" to "M&T Capital Trust III;" and

                  WHEREAS, the Administrative Trustees of the Trust desire to further amend the Trust Declaration to provide for the change of the the Sponsor from "ONBANCorp, Inc." to "Olympia Financial Corp.," and the name of the Trust from "OnBank Capital Trust I" to "M&T Capital Trust III."

                  NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Amendment, for the benefit of the other parties and for the benefit of the Holders, hereby amends the Trust Declaration, and agrees, intending to be legally bound, as follows:

SECTION 1.  DEFINITIONS.

                  1.1. For all purposes of this Amendment, except as otherwise expressly provided, terms used but not defined in this Amendment shall have the meanings assigned to them in the Trust Declaration.

                  1.2. The definition of "Trust" in the preamble of the Trust Declaration is amended to mean M&T Capital Trust III.

                  1.3. The definition of "Debenture Issuer" in section 1.1 of the Trust Declaration is amended to read as follows:


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                  "DEBENTURE ISSUER" means Olympia Financial Corp., a Delaware
                  Corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures under the Indenture.

                  1.4. The definition of "Sponsor" in Section of 1.1 of the Trust Declaration is amended to read as follows:

                  "SPONSOR" means Olympia Financial Corp., a Delaware Corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as sponsor of the Trust.

SECTION 2.  MISCELLANEOUS.

                  2.1. CONTINUING AGREEMENT. The Trust Declaration shall not be amended by this Amendment except as specifically provided in this Amendment and, amended as so specifically provided, the Trust Declaration shall remain in full force and effect. References in the Trust Declaration to "this Declaration" shall be deemed to be references to the Trust Declaration as amended by this Amendment.

                  2.2. CONFLICTS. In the event of a conflict between the terms and conditions of the Trust Declaration and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

                  2.3. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

                  2.4. HEADINGS, ETC. The headings of the sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the day and year first above written.

 /S/ DARLENE A. SPYCHALA                               /S/ TIMOTHY G. MCEVOY
---------------------------                           --------------------------
Darlene A. Spychala                                   Timothy G. McEvoy
Administrative Trustee                                Administrative Trustee

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